UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

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AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

_________________________________________________________

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC
10.50% Series E Convertible Preferred Stock, $0.001 par value per share	CDMOP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2020, Avid Bioservices, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters listed on Exhibit A thereto (the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Offering”) of 3,333,335 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The public offering price was $9.00 per share of Common Stock and the Underwriters agreed to purchase the Common Stock pursuant to the Underwriting Agreement, subject to a customary underwriter’s discount of 6%, at a price of $8.46 per share. Under the terms of the Underwriting Agreement, the Company also granted to the Underwriters an option, exercisable in whole or in part at any time for a period of 30 days from the date of the Underwriting Agreement, to purchase up to an additional 500,000 shares of Common Stock, which option was exercised in full prior to the closing of the Offering. The Offering closed on December 14, 2020, and the Company issued and sold an aggregate of 3,833,335 shares of Common Stock, which includes the shares issued pursuant to the full exercise of the Underwriters’ option to purchase additional shares as described above.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-222548) filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2018 and declared effective by the SEC on January 25, 2018, the accompanying prospectus contained therein, and preliminary and final prospectus supplements filed with the SEC in connection with the Company’s takedown relating to the Offering. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

The net proceeds from the Offering, including from the exercise by the Underwriters of their option to purchase additional shares as described above, were approximately $32.1 million, after deducting underwriting discounts and commissions and other estimated Offering expenses payable by the Company.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, subject to certain exceptions, the Company, its directors and executive officers agreed not to sell or otherwise dispose of any Common Stock for a period ending 90 days after the date of the Underwriting Agreement without first obtaining the written consent of RBC Capital Markets, LLC.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 9, 2020, December 10, 2020 and December 14, 2020, the Company issued press releases announcing that it had launched, priced and closed the Offering, respectively. Copies of the press releases are attached as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number

1.1	Underwriting Agreement, dated December 10, 2020, between Avid Bioservices, Inc. and RBC Capital Markets, LLC.

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Opinion of K&L Gates LLP filed as Exhibit 5.1)

99.1	Press Release of Avid Bioservices, Inc., dated December 9, 2020.

99.2	Press Release of Avid Bioservices, Inc., dated December 10, 2020.

99.3	Press Release of Avid Bioservices, Inc., dated December 14, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: December 14, 2020	By:	/s/ Daniel R. Hart
Daniel R. Hart Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated December 10, 2020, between Avid Bioservices, Inc. and RBC Capital Markets, LLC.

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (included in Opinion of K&L Gates LLP filed as Exhibit 5.1)

99.1	Press Release of Avid Bioservices, Inc., dated December 9, 2020.

99.2	Press Release of Avid Bioservices, Inc., dated December 10, 2020.

99.3	Press Release of Avid Bioservices, Inc., dated December 14, 2020.

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